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                                 EXHIBIT 11.1

       EXHIBIT 11.1 - STATEMENT REGARDING COMPUTATION FOR COMMON SHARE

                                                                                             Period from
                                                                                            June 27, 1984
                                                                 Year Ended April 30         (Inception)
                                                           --------------------------             to
                                                                   1997          1996      April 30, 1997
                                                           --------------------------      ---------------
Primary loss per share:
  Shares outstanding                                         4,818,738      4,690,560         4,818,738
  Effect of using weighted average common and
    common equivalent shares                                   (29,496)      (917,842)       (2,869,632)
  Effect of shares issuable under common stock
    warrants using the treasury stock method                     *              *                *
  Effect of shares issuable under stock options
    using the treasury stock method                              *              *                *
  SAB No. 83 - for stock options granted at
    exercise price less than the initial public
    offering price during the 12 months preceding
    the initial public offering using the treasury
    method                                                      N/A           142,577           251,814
                                                           -----------     ----------       -----------
Total                                                        4,789,242      3,915,295         2,200,920
                                                           -----------     ----------       -----------
                                                           -----------     ----------       -----------

Net loss                                                   $(1,610,467)    $ (671,859)      $(6,690,428)
                                                           -----------     ----------       -----------
                                                           -----------     ----------       -----------

Net loss per share                                         $     (0.34)    $    (0.17)      $     (3.04)
                                                           -----------     ----------       -----------
                                                           -----------     ----------       -----------
Fully diluted loss per share:
  Shares used in computing primary earnings per share        4,789,242      3,915,295         2,200,920
  Assumed conversion of all series of redeemable
    convertible preferred stock                                 None           None              None
                                                           -----------     ----------       -----------

Total                                                        4,789,242      3,915,295         2,200,920
                                                           -----------     ----------       -----------
                                                           -----------     ----------       -----------

Net Loss                                                   $(1,610,467)    $ (671,859)      $(6,690,428)
                                                           -----------     ----------       -----------
                                                           -----------     ----------       -----------

Pro forma net loss per share                               $     (0.34)    $    (0.17)      $     (3.04)
                                                           -----------     ----------       -----------
                                                           -----------     ----------       -----------
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*  Antidilutive